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                                    EXHIBIT 10.44




                            LANDTEL COMMUNICATIONS, INC.

                  SUBSCRIPTION AGREEMENT, DATED DECEMBER 9, 1997


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                            LANDTEL COMMUNICATIONS, INC.

                                SUBSCRIPTION AGREEMENT

   SUBSCRIPTION AGREEMENT (the "Agreement") dated as of December 9, 1997, among LANDTEL COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and the persons who execute this Agreement as investors (the "Investors").

                                   R E C I T A L
                                   - - - - - - -

   WHEREAS, the Company plans to carry out the business and financings substantially as set forth on the Term Sheet attached hereto as Exhibit A (the "Term Sheet");

   WHEREAS, the Company is planning to acquire "Prince", a code-named Great Britain telecommunications company (the "Major Transaction");

   WHEREAS, in order to finance the Major Transaction, the Company desires to sell to the Investors, and the Investors desire to purchase, shares of the Company's Series A Convertible Redeemable Preferred Stock, $.001 par value ("Series A Preferred Stock"), having the terms set forth in the Certificate of Designation of Terms, Preferences and Rights annexed to this Agreement as Exhibit B (the "Certificate of Designation"), and the conversion price at which shares of Common Stock of the Company, $.001 par value (the "Common Stock") will be issuable upon conversion of the Series A Preferred Stock shall initially be $.20, subject to the Certificate of Designation and the terms and conditions set forth in this Agreement; and

   WHEREAS, the Investors have reviewed this Agreement carefully, including all Exhibits (collectively, the "Disclosure Material");

                        THE PARTIES AGREE AS FOLLOWS

   1.  Purchase and Sale of Stock

       1.1. Sale and Issuance of Series A Preferred Stock. The Company shall sell to the Investors and the Investors shall purchase from the Company, at a price of $10.00 per share, a total of 100,000 shares of Series A Preferred Stock. The shares of Series A Preferred Stock to be sold by the Company pursuant to this Agreement are referred to herein as the "Purchased Shares". The number of Purchased Shares to be purchased by each Investor from the Company is set forth opposite the name of such Investor on Schedule A hereof subject to acceptance, in whole or in part, by the Company.

       1.2. Closing. The closing of the purchase and sale of the Purchased Shares hereunder (the "Preferred Stock Closing") shall take place promptly after subscriptions for all the Series A Preferred are delivered and the conditions set forth in Section 6 are satisfied or waived. At the Preferred Stock Closing:

             (a)  The Investors shall deliver to the Company or its designees
(i) by wire transfer or check, or such other method of payment as the Company shall approve, the amount set forth for cash payment on Schedule A, (ii) an executed 8% note (the "Note") in the form


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attached hereto as Exhibit C for the balance of the purchase price, and (iii)
an executed pledge agreement in the form attached hereto as Exhibit D; and

             (b) the Company shall issue and deliver to the account of each Investor a certificate or certificates in form satisfactory to such Investor for the portion of the Purchased Shares to be issued by the Company and purchased by such Investor set forth opposite such Investor's name on the signature page hereof.

     All certificates shall have all necessary stock transfer tax stamps (purchased at the expense of the Company) affixed.

   2. Series B Preferred Commitment

            (a) Upon the request of the Company setting forth an aggregate number of shares (the "Series B Aggregate Number") of Series B Preferred Stock (as defined below) to be issued by the Company (the "Series B Request") for purposes of financing the Major Transaction, each Investor shall be obliged to purchase, itself or through designees, a number of shares (the "Holder's Number") of Series B Preferred Stock determined by multiplying (A) the Series B Aggregate Number by (B) the quotient of (x) the number of shares of Series A Preferred Stock owned by such Investor divided by (y) the total number of shares of Series A Preferred Stock outstanding; provided (i) the Company enters into the Major Transaction and (ii) Investors and their designees purchase all shares of Series B Preferred Stock requested by the Company. The Series B Request to purchase all or a portion of the Series B Preferred Stock must be approved by a majority of the Board of Directors of the Company.

            (b) The sole remedy against any Investor (the "Default Holder") who fails to purchase all or a portion (the "Defaulted Number") of his or its Holder's Number within 90 days after the Series B Request (a "Series B Default") shall be one of (x) the Company shall exercise its right to redeem the Default Redemption Number (as defined below) of such Default Holder's Purchased Shares pursuant to paragraph 9(b) of Part A of the Certificate of Designation, or (y) the other Investors shall exercise their rights under the Stockholders Agreement (described in the Term Sheet) to purchase up to the Default Redemption Number of such Default Holder's Purchased Shares. In connection with the purchase of the Series B Preferred, each party hereto shall execute and deliver a subscription agreement substantially similar to this Agreement. The "Default Redemption Number" shall be equal to the product of (1) the quotient of (A) the Defaulted Number divided by (B) the Holder's Number multiplied by (2) 50% multiplied by (3) the number of Purchased Shares held by such Default Holder.

   3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as disclosed in the Offering Memorandum:

      3.1.  Corporate Organization and Authority. The Company:

            (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

            (b) has the corporate power and authority to own or lease its properties as and in the places where such business is now conducted and to carry on its business as now

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conducted.

There are no other states or jurisdictions in which the failure of the Company or any of the Subsidiaries to qualify to transact business could reasonably be expected to materially adversely affect business, financial condition, operations or prospects of any of them.

       3.2. Capitalization. On the date hereof, the authorized capital of the Company consists of (i) 20,000,000 shares of Common Stock, $.001 par value, of which on the date hereof, 450,000 shares are validly issued, fully paid, non-assessable and outstanding, and (ii) 1,000,000 shares of Serial Preferred Stock, of which on the date hereof no shares are issued and outstanding. All outstanding shares were issued in compliance with all applicable Federal and state securities laws. Except as contemplated by this Agreement or the Term Sheet, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including the Purchased Shares and the shares of Common Stock into which the Purchased Shares are convertible, and (iii) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights.

       3.3. Validity of Purchased Shares. When issued, sold and delivered in accordance with the terms and for the consideration expressed herein, the Purchased Shares shall be duly authorized, validly issued, fully paid and non-assessable.

       3.4. Common Stock Issuable on Conversion of Purchased Shares. The shares of Common Stock initially issuable upon conversion of the Purchased Shares have been duly authorized and have been, and at all times prior to such conversion will have been, duly reserved for issuance upon such conversion and, when so issued, will be validly issued, fully paid and non-assessable.

       3.5. Changes in Condition. Except as set forth in the Disclosure Material, there has been no substantial change in, or agreements to change, the business plans or capitalization of the Company which are adverse to the Investors.

       3.6. Private Offering. Neither the Company nor anyone acting on its behalf has offered any of the Purchased Shares for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser other than the prospective Investors.

       3.7. Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by this Agreement.

   4. Representations and Warranties of the Investors. Each Investor represents and warrants to the Company as follows:

       4.1. Authorization. When executed and delivered by such Investor, this agreement will constitute the valid and binding obligation of such Investor.

       4.2. Brokers and Finders. Such Investor has not retained any investment banker,

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broker or finder in connection with the transactions contemplated by this
Agreement.

   5.  Securities Laws.

       5.1.   Securities Laws Representations and Covenants of Investors.

              (a) This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Purchased Shares to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the Purchased Shares.

              (b) Each Investor understands and acknowledges that the offering of the Purchased Shares pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or qualified under any state "Blue Sky" laws ("State Securities Laws") on the grounds that the offering and sale of the Purchased Shares are exempt from registration and qualification, respectively, under the Securities Act and the State Securities Laws, and that the Company's reliance upon such exemption is predicated upon such Investor's representations set forth in this Agreement.

              (c) Each Investor covenants that, unless the Purchased Shares, the shares of Common Stock issuable upon conversion of the Purchased Shares or any shares of capital stock of the Company received in respect of the foregoing have been registered under the Securities Act, such Investor will not dispose of such shares unless and until (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) such Investor shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken.

              (d) In connection with the investment representations made herein, each Investor represents that (i) such Investor is able to fend for itself in the transactions contemplated by this Agreement; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor's prospective investment in the Purchased Shares; (iii) such Investor has the ability to bear the economic risks of such Investor's prospective investment and can afford the complete loss of such investment; (iv) such Investor has been furnished with and has had access to such information as would be made available in the form of a registration statement under the Securities Act together with such additional information as is necessary to verify the accuracy of the information supplied; and (v) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company.

              (e) Each Investor further represents by execution of this Agreement that such Investor is an accredited investor, as defined in Rule 501 promulgated under the Securities Act.


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              (f) By acceptance hereof, each Investor agrees that the
Purchased Shares, the shares of Common Stock issued on conversion of the Purchased Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such Investor without registration under the Securities Act, or an exemption therefrom, and therefore such Investor may be required to hold such shares for an indeterminate period.

        5.2. Legends. All certificates for the Purchased Shares and the shares of Common Stock issued on conversion thereof, and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT, NOR MAY SUCH SHARES BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE SUBSCRIPTION AGREEMENT DATED AS OF DECEMBER 9, 1997, PURSUANT TO WHICH THEY WERE ISSUED."

In addition, such certificates shall bear any legend that, in the opinion of the Company's counsel, is required under the Stockholders Agreement (described below), the By-laws of the Company or pursuant to any state, local or foreign law governing the Purchased Shares or the shares of Common Stock issued on conversion thereof.

    6. Conditions to Investors' Obligations at the Closing. The obligations of the Investors under Section 1.1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Investors or any of them.

       6.1. Representations and Warranties. The representations and warranties contained in Section 3 shall be true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

       6.2. Performance. The Company shall have performed or fulfilled all terms, covenants and conditions contained herein required to be performed or fulfilled by the Company before the Closing.

       6.3. Certificate of Designation. The Certificate of Designation shall have been approved by the Board of Directors of the Company in the manner and by the vote required by Delaware law, and shall have been duly filed with the Secretary of State of the State of Delaware and shall have become effective.

       6.4. Stockholders Agreement; Registration Rights. The Company and each of the Investors shall have executed and delivered a Stockholders Agreement and a Registration

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Agreement with substantially the terms outlined in the Term Sheet.

       6.5.  Board of Directors. Terrence S. Cassidy, J.C. Demetree,
Jr., James J. Pinto, Laurence S. Zimmerman and James Whittier shall have been elected as directors of the Company.

       6.6. Proceedings Satisfactory. All corporate and legal proceedings taken by the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be reasonably satisfactory in form and substance to the Investors.

    7. Conditions to the Company's Obligations at the Closing. The obligations of the Company under Section 1.1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by the Company:

       7.1. Warranties True on the Closing Date. The representations and warranties of each of the Investors contained in Sections 4 and 5 shall be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

    8. Additional Covenants of the Company.

       8.1. Access. From and after the date of this Agreement, the Company will afford to representatives of the Investors full access during normal business hours to the plant, properties, business and records of the Company, and the opportunity to discuss the affairs of the Company with the Company's officers.

       8.2. Financial Statements, etc.

            (a) If the Major Transaction is completed, the Company shall deliver to each Investor within 90 days after the end of each fiscal year of the Company a consolidated balance sheet of the Company as of the end of such year and related consolidated statements of income, stockholders equity and changes in financial position for such year, in reasonable detail and stating in comparative form the figures as of the end of and for the previous fiscal year and accompanied by the report of independent public accountants of recognized standing selected by the Company. In addition, the Company shall deliver to each Investor (i) within 45 days after the end of each of the first three quarterly periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company as of the end of each such quarter and an unaudited consolidated statement of income of the Company for the portion of such fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year and prepared and certified by an authorized financial officer of the Company, subject, however, to year-end adjustments.

            (b) Reports. The Company shall cooperate with each Investor in supplying such information as may be reasonably requested by such Investor to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the

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availability of an exemption, presently existing or hereafter adopted, from the Securities Act for the sale of any of the Purchased Shares, shares of Common Stock issued on conversion of Purchased Shares and shares of capital stock of the Company received in respect of the foregoing.

            (c) Reports. The Company shall deliver to each Investor, contemporaneously with delivery to holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock as such holders.

            (d) Other Information. The Company shall deliver to each Investor such other data and information as to the business operations or assets, or the condition, financial or otherwise, of the Company or the Subsidiaries as such Investor may reasonably request.

    9. Miscellaneous

       9.1. Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof and no party shall be liable or bound to the other in any manager by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties with respect to the sale of the Purchased Shares is superseded by this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors' administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

       9.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

       9.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       9.4. Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

       9.5. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, if sent by fax upon delivery, if sent by overnight mail delivery, on the next day, or if sent by registered or certified mail five days after deposit, addressed to a party at its address hereinafter shown below its signature or at such other address as such party may designate by ten days advance written notice to the other party. Any notice to the Investors shall be sent to the address set forth on the signature page hereof. Any notice to the Company shall be sent to Landtel Communications, Inc., 156 West 56th Street Suite 2001, New York, New York 10019, Fax: 212 582 1022, Attention of Laurence Zimmerman, with a copy to Hahn & Hessen LLP, 350 Fifth Avenue, New York, New York 10118, Fax: 212 594 7167, Attention of James Kardon.

       9.6. Limitation on Representations and Warranties. All representations and warranties made by the Company concerning the Major Transaction are based solely upon the

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representations and warranties made by William Aylward to the Company.
Nothing has come to the attention of the Company that the representations and warranties concerning the Major Transaction are not true and correct in all material respects and makes no further representations or warranties concerning those matters.

       9.7. Amendment of Agreement. The terms and provisions of this Agreement may not be modified or amended except in writing.

       9.8. Counsel. Each of the parties (i) acknowledges that Hahn & Hessen LLP has acted, and from time to time continues to act, as counsel to each of the Investors, or affiliates thereof, as well as to the Company, (ii) consents to the representation of the Company and such other representation of the Investors by Hahn & Hessen LLP and (iii) waives any conflicts of interest claim which may arise therefrom. Without limitation on the foregoing, Hahn & Hessen LLP is authorized to disclose all information concerning the Company and its plans to each of the Investors.

       9.9. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           LANDOVER PRINCIPAL LTD.


                                           By:___________________


                                           NATIONAL WIRELESS HOLDINGS INC.


                                           By:__________________________

                                           ______________________________
                                            James J. Pinto

                                           ______________________________
                                           Vernon L. Fotheringham

                                           DCI INVESTMENTS

                                           By:____________________________
                                              J.C. Demetree, Jr.

       LANDTEL COMMUNICATIONS, INC.

       By:_______________________
          Date:

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